SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 2, 2004

HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan	001-15141	38-0837640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

855 East Main Avenue
Zeeland, Michigan	49464
(Address of principal executive office)	(Zip Code)

(616) 654-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.         Other Events

Moody's Investors Service issued a press release on July 1, 2004 to revise Herman Miller's outlook to stable from negative, and reaffirmed the company's debt ratings. In its release, Moody's reported, "The revision reflects Moody's expectations for continued improvement in operating profitability from cost savings from the company's restructuring activities, amplified by moderate revenue growth." They also stated, "The revision of MLHR's rating outlook to stable is also indicative of the company's improved cost management, heightened operating efficiencies, and growth in sales and order rates that is enhanced by its sustained focus on research and development projects." At the same time, Moody's affirmed Herman Miller's Baa2 senior unsecured ratings.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 2, 2004	HERMAN MILLER, INC. (Registrant) By: /s/ Joseph M. Nowicki —————————————————— Joseph M. Nowicki Its: Treasurer and Vice President of Investor Relations

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